Exhibit 99.2

NEWS RELEASE

Contact:	Kellie Szabo	FOR IMMEDIATE RELEASE
Exelon Corporation, Corporate Communications
312-394-3071

Michael Metzner
Exelon Corporation, Investor Relations
312-394-7696
Exelon Raises 2005 Earnings Guidance, Provides Guidance for 2006
CHICAGO (Aug. 5, 2005) Exelon today raised its guidance for 2005 GAAP earnings per share to a range of $3.05 to $3.20 and its guidance for 2005 adjusted (non-GAAP) operating earnings per share to a range of $3.00 to $3.15. The company also provided guidance for 2006 adjusted (non-GAAP) operating earnings per share of between $3.00 and $3.30 (on a stand-alone basis) during a conference with analysts and investors today. The company’s earnings guidance is based on the assumption of normal weather in the second half of 2005 and the full year of 2006. These estimates do not include any impact of future changes to GAAP.
Positive drivers of earnings growth in 2005 and 2006 include higher generation margins and load growth at ComEd and PECO.
“Since its inception, Exelon has provided one of the best total returns in our industry. The last twelve months have been no exception,” said John W. Rowe, Exelon’s chairman, president and CEO.
“Our success is attributable to many things, including dramatic improvements in our nuclear and other operations, and rigorous financial discipline,” said Rowe. “But in a very real sense, our success is competition’s success. Over the past five years, we have worked tirelessly to promote wholesale competition and to implement the mandate of our state policymakers. The evidence is increasingly clear that our shareholders, our customers and our employees are all benefiting as a consequence. And we believe that our impending merger with PSEG will continue that process.”
Adjusted (non-GAAP) operating earnings, which generally exclude significant one-time charges or credits that are not normally associated with ongoing operations and unrealized mark-to-market adjustments from non-trading activities, are provided as a supplement to results reported in accordance with GAAP. Management uses such adjusted (non-GAAP) operating earnings measures internally to evaluate the company’s performance and manage its operations. Exelon’s outlook for 2005 adjusted (non-GAAP) operating earnings excludes unrealized mark-to-market adjustments from non-trading activities, income resulting from investments in synthetic fuel-producing facilities,
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the financial impact of the company’s investment in Sithe and certain severance costs. The outlook for 2006 adjusted (non-GAAP) operating earnings excludes unrealized mark-to-market adjustments from non-trading activities and income resulting from investments in synthetic fuel-producing facilities. Earnings guidance is based on the assumption of normal weather.
A webcast of Exelon’s Aug. 5 investor conference will be archived and available on the Investor Relations section of Exelon’s Web site at www.exeloncorp.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon Corporation’s 2004 Annual Report on Form 10-K in (a) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations-Business Outlook and the Challenges in Managing the Business for each of Exelon, ComEd, PECO and Generation and (b) ITEM 8. Financial Statements and Supplementary Data: Exelon-Note 20, ComEd-Note 15, PECO-Note 14 and Generation-Note 16 and (2) Exelon’s Current Report on Form 8-K filed on May 13, 2005 in (a) Exhibit 99.2 Management’s Discussion and Analysis of Financial Condition and Results of Operations — Exelon — Business Outlook and the Challenges in Managing the Business and (b) Exhibit 99.3 Financial Statements and Supplementary Data — Exelon Corporation and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation, Commonwealth Edison Company, PECO Energy Company and Exelon Generation Company, LLC (Companies). A discussion of risks associated with the proposed merger of Exelon and Public Service Enterprise Group, Incorporated (PSEG) is included in the joint proxy statement/prospectus that Exelon filed with the SEC pursuant to Rule 424(b)(3) on June 3, 2005 (Registration No. 333-122704). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. None of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this news release.
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Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.2 million customers and more than $14 billion in annual revenues. The company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5.2 million customers in northern Illinois and Pennsylvania and gas to more than 460,000 customers in the Philadelphia area. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.